UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 8, 2005
Date of Report (Date of earliest event reported)

Greenfield Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50698	06-1440369
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 River Road
Wilton, CT 06897
(Address of Principal Executive Offices and Zip Code)

(203) 834-8585
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-2.1: AGREEMENT AND PLAN OF REORGANIZATION
EX-99.1: PRESS RELEASE
EX-99.2: FREQUENTLY ASKED QUESTIONS

Item 2.01 Completion of Acquisition or Disposition of Assets

     On February 8, 2005, we completed the acquisition of Zing Wireless, Inc., a privately held California corporation (“goZing”), pursuant to the terms and conditions of an Agreement and Plan of Reorganization dated February 8, 2005 (the “Plan of Reorganization”) among us, goZing and our wholly-owned acquisition subsidiary, Greenfield Acquisition Sub, Inc. Pursuant to the Plan of Reorganization, we acquired all of the outstanding shares of common stock of goZing for approximately $30 million in cash, subject to certain closing and post closing adjustments. The parties have also agreed that $3.0 million of the purchase price will be held in escrow for a period not to exceed 18 months ($2.0 million of which is released after 12 months if there are no pending claims) as security for any indemnification claims we may have under the Plan of Reorganization and an additional $2.5 million will be held for possible adjustment to the purchase price based on goZing’s 2004 financial performance (as specified in the Plan of Reorganization) as reflected in its audited financial statements. Simultaneously with the closing, goZing’s three executive officers purchased a total of 195,650 shares of Greenfield Online, Inc. common stock for an aggregate purchase price of $3,599,960. All three executives also entered into non-competition agreements and employment agreements with us. The offer and sale of securities to the goZing executives is described further in Item 3.02 of this Form 8-K.

     The description contained in this Item 2.01 of the transactions contemplated by the Plan of Reorganization is qualified in its entirety by reference to the full text of the Plan of Reorganization, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

     A copy of a press release announcing the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, attached as Exhibit 99.2 is a document, published on our website, that provides answers to what we expect to be the most frequently asked questions regarding the transactions contemplated in the Plan of Reorganization. The press release and frequently asked questions document should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Item 3.02 Unregistered Sales of Equity Securities

     In connection with the acquisition described in Item 2.01 of this Current Report on Form 8-K, we issued and sold an aggregate of 195,650 shares of Greenfield Online, Inc. common stock for an aggregate offering price of $3,599,960 to Matthew D. Dusig, Gregg Lavin and Lance Suder, each an executive officer of goZing, in a private placement. The purchase price for the shares issued and sold in the private placement to the goZing executives was $18.40 per share. Matthew D. Dusig, Gregg Lavin and Lance Suder purchased 81,521, 81,521 and 32,608 shares, respectively, in this private placement. The sales to the goZing executives were exempt from registration under Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. All of the goZing executives that purchased shares represented that they were accredited investors, as that term is defined in Regulation D, and each such executive represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. As permitted by Item 9.01(a)(4) of Form 8-K, the Registrant will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K by amendment to this Current Report on Form 8-K within seventy one (71) calendar days after the date hereof.

(b) Pro Forma Financial Information. As permitted by Item 9.01(b)(2) of Form 8-K, the Registrant will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K by amendment to this Current Report on Form 8-K within seventy one (71) calendar days after the date hereof.

(c) Exhibits

2.1	Agreement and Plan of Reorganization, dated as of February 8, 2005, among Greenfield Online, Inc., Greenfield Acquisition Sub, Inc. and Zing Wireless, Inc.

99.1	Greenfield Online Press Release dated as of February 9, 2005.

99.2	Greenfield Online Frequently Asked Questions Document dated as of February 9, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD ONLINE, INC.
By:	/s/ Robert E. Bies
Robert E. Bies
Executive Vice President and Chief Financial Officer

Dated: February 9, 2005

3